UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2017

ENDONOVO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-176954	45-2552528
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code: (800) 489-4774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On February 7, 2017, we filed a certificate of designation (“the “Designation”) relating to our newly designated Series B Convertible Preferred Stock (the “B Preferred”). The Designation created 50,000 shares of B Preferred from the 5,000,000 shares of preferred stock that our board may designate from time to time. Each share of B Preferred has a liquidation preference and stated value of $100, is convertible into units of common stock and warrants analogous to the common stock and warrants issued in our ongoing private placement commencing. Such conversion right commences six months from the date of issuance, but the pricing terms are fixed on the date of investment.

The forgoing is a summary of certain terms of the certificate of designation. For a full statement of the rights, preferences and limitations of the Series B, the reader is referred to the Designation which is an exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements -None
(b)	Exhibits

3.1 Certificate of Designation filed February 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2017

ENDONOVO THERAPEUTICS, INC.

By:	/s/ Alan Collier
Alan Collier
Chief Executive Officer